China Automotive Systems Reports
2008 Third Quarter Results

- Net Sales reached US$36.9 million; representing 18.4% year-over-year growth -

WUHAN, Hubei, China, November 12, 2008 -- China Automotive Systems, Inc. (NASDAQ: CAAS) (“CAAS” or the “Company”), a leading power steering components and systems supplier in China, today announced financial results for the third quarter and nine months ended September 30, 2008.

2008 third Quarter Highlights:

•	Net sales increased to US$36.9 million, reflecting 18.4% year-over-year growth;
•	Net sales from steering components for passenger and light-duty vehicles increased to US$ 24.6 million, reflecting 22% year-over-year growth;
•	Net sales from steering components for commercial vehicles increased to US$8.8 million, reflecting an 8.8% increase year-over-year;
•	Net income was US$2.8 million, reflecting 7.2% year-over-year growth; and
•	Diluted earnings per share were US$0.09, reflecting a decline of US$0.02 per diluted share due to a greater number of weighted average common shares outstanding;
•	Net cash flow provided by operations was US$4.4 million for the nine month period

China Automotive Systems reported net sales of US$36.9 million for the third quarter ended September 30, 2008, compared with US$31.2 million in the same quarter in 2007, and US$46.5 million for the second quarter of 2008, reflecting an 18.4% year-over-year growth. Net income for the third quarter of 2008 was US$2.8 million, or US$0.09 per fully diluted share, versus US$2.6 million, or US$0.11 per fully diluted share in the same period a year ago, reflecting 7.2% year-over-year growth, and compared with US$4.7 million, or US$0.18 per fully diluted share for the second quarter of 2008.

Third quarter net sales for 2008 from steering products for passenger and light-duty vehicles increased by 22% year-over-year to US$24.6 million as compared with US$20.2 million reported in the same period for 2007. Net sales from steering products for commercial vehicles for the third quarter of 2008 increased to US$8.8 million, an 8.8% year-over-year gain compared with the US$8.1 million reported in the same period for 2007. Net sales from oil pumps and sensors for the 2008 third quarter increased to US$3.4 million as compared with US$2.9 million in the same period for 2007, reflecting 18.1% year-over-year growth.

"Our third quarter results were negatively impacted by the normal seasonality and Beijing Olympics. Many OEMs reduced the production and held off orders for components this summer. However, we continued to manage to generate growth in a slow market, as we continue to win new customers and expand our market share in China.'' said Mr. Qizhou Wu, Chief Executive Officer of China Automotive Systems.

Gross profit for the third quarter of 2008 was US$9.9 million compared with US$11.4 million in the same quarter in 2007, and US$14.5 million for the second quarter of 2008. Gross margin was 26.7% in the third quarter compared with 31.1% in the second quarter of 2008. Operating income for the third quarter of 2008 was US$3.7 million as compared with US$6.6 million reported in the same quarter of 2007 and compared with US$5.5 million for the second quarter of 2008. Lower operating income was partially due to lower gross profit resulting from higher raw material prices as well as higher labor and transportation costs related to rising sales. CAAS also invested more into Research & Development resources as more personnel were added to design new products. Further, greater operating expenses were reflected in higher depreciation and amortization expenses from additions to property, plant and equipment as well as increased supplies for continuing construction to build the Company’s production capacity.

Net income was US$2.8 million compared with US$2.6 million in the third quarter of 2007, reflecting a 7.2% year-over-year increase. Earnings per share on a fully diluted basis in the third quarter of 2008 were US$0.09 as compared to US$0.11 in the same period of 2007. Total shares outstanding on a fully diluted basis were 31.4 million shares, as compared to 24 million in the 2007 third quarter. The share-count increase was mainly related to the US$ 35 million convertible note financing and the Henglong acquisition in early 2008. The conversion price of the convertible notes, which was US$8.8527 initially, was reset to a bottom of US$7.0822 on August 15, 2008. There will be no more conversion price reset thereafter.

Total cash and cash equivalents as of September 30, 2008 were US$27.2 million as compared with US$19.5 million as of December 31, 2007. Total account and notes receivables were US$100.9 million reflecting higher sales. Notes receivables, which are guaranteed bank payments from customers, were US$40.5 million as of September 30, 2008. Stockholder's equity increased to US$80.8 million as of September 30, 2008 from US$67.2 million as of December 31, 2007. Working capital reached US$75 million. Property, plant equipment increased to approximately US$50 million. The long-term convertible notes payable was valued at US$32.8 million.

Mr. Qizhou Wu, Chief Executive Officer of China Automotive Systems, stated, "In response to the higher raw material costs during the summer, we have increased our selling prices to our customers, especially the commercial vehicle OEMs. With falling steel prices and our adjusted ASP, we are expecting a much improved gross margin in the fourth quarter. On the sales front, we expect the gradual recovery of domestic auto sales growth following the new emission standard introduction. We remain hopeful that the Chinese government’s road and port infrastructure build-out plan along with US$ 586 billion stimulus package can benefit the domestic auto industry.''

Mr. Jie Li, Chief Financial Officer, stated, “As the global capital market continues to experience turbulence and the Chinese auto industry undergoes a transition year, we are carefully planning our growth strategy based on our financial strength, and focusing on strengthening our balance sheet. We have improved our cash position by managing account receivables and reducing capital expenditures. We want to continue to generate positive cash-flow, mitigate financial risks and enhance our long term shareholder’s value.''

Recent Developments

On October 23rd, founder and Chairman, Mr. Hanlin Chen, Chief Executive Officer, Mr. Qizhou Wu, Chief Financial Officer, Mr. Jie Li and other officers announced plans to invest US$500,000 to purchase the common shares of CAAS in the open market.

On October 14th, China Automotive Systems announced that its subsidiary, Jingzhou Henglong Automotive Parts Co. ("Henglong"), received orders from Dongfeng Peugeot Citroen Automobile Company Ltd. ("DPCA") for power steering gears for the Dongfeng Elysee. Henglong started development of three new power steering gears for DPCA in 2005. These three models are Peugeot 206, Elysee R23 and Picasso N68. Subsequently, all models have passed the French UTAC safety test, road tests and inspections. In July 2008, Henglong won the supply contract for the Peugeot 206 and has begun commercial production.

On September 2nd, the Company announced that its subsidiary, Jingzhou Henglong Automotive Parts Co. ("Henglong"), signed a supply agreement with ChangAn Auto Co. Ltd. ("ChangAn Auto"). Henglong successfully developed 4 different models of hydraulic power steering systems and one model of Electronic Power Steering for ChangAn Auto. Henglong is now a power steering system supplier to ChangAn Auto's CV6 model. Total shipments to ChangAn Auto for 2008 will be approximately 30,000 total units. According to the China Association of Automobile Manufacturers, ChangAn Auto Co. Ltd. produced and sold around 50,000 sedans and 250,000 SUVs in 2007. ChangAn Group has been consistently ranked as a top 5 automaker in China for many years.

Conference Call

Management will conduct a conference call today, November 12 at 8:00 a.m. Eastern Standard Time to discuss these results. A question and answer session will follow management's presentation.

To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

Phone Number: +1-877-407-8035 (North America)
Phone Number: +1-201-689-8035 (International)

In addition, the conference call will be broadcast live over the Internet at: http://www.caasauto.com .

Please go to the web site at least 15 minutes early to register, download and install any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 PM Eastern Standard Time on Wednesday, November 26, 2008. The dial-in details for the replay are: U.S. Toll Free Number +1-877-660-6853, International dial-in number +1-201-612-7415; using Account "286" and Conference ID "301311" to access the replay. The internet audio stream will also be available until 11:59 pm Eastern Standard Time on Wednesday, November 26.

About CAAS

Based in Hubei Province, People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through seven Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers 4 separate series of power steering and 307 models of power steering with an annual production capacity of 1.1 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., Brilliance China Automotive Holdings Ltd., Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd., etc. For more information, please visit: http://www.caasauto.com .

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and condition, and the impact of acquisitions on its financial performance. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products, pricing and new technology; changes in demand for the Company's products; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, delays and cost overruns related to developing and opening new production facilities; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,
	2008	2007
Net product sales, including $967,591 and $1,635,676 sold to related parties for the three months ended September 30, 2008 and 2007	$36,936,755	$31,202,731
Cost of product sold, including $1,783,822 and $1,276,789 purchased from related parties for the three months ended September 30, 2008 and 2007	27,058,532	19,839,980
Gross profit	9,878,223	11,362,751
Add: Gain on other sales	343,326	102,371
Less: Operating expenses-
Selling expenses	2,309,064	2,094,157
General and administrative expenses	2,060,675	1,683,190
R&D expenses	665,552	321,533
Depreciation and amortization	1,488,842	735,810
Total Operating expenses	6,524,133	4,834,690
Income from operations	3,697,416	6,630,432
Add: Other income	123,167	-
Financial income (expenses)	(446,261)	(215,400)
Gain (loss) on change in fair value of derivative	677,417	-
Income before income taxes	4,051,739	6,415,032
Less: Income tax expenses (benefits)	309,480	379,409
Income before minority interests	3,742,259	6,035,623
Less: Minority interests	983,480	3,461,205
Net income	$2,758,779	$2,574,418
Net income per common share-
Basic	$0.10	$0.11
Diluted	$0.09	$0.11

Weighted average number of common shares outstanding
Basic	26,983,244	23,959,702
Diluted	31,431,026	23,962,356

China Automotive Systems, Inc.
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended September 30,
	2008	2007
Net income	$2,758,779	$2,574,418
Other comprehensive income:
Foreign currency translation gain	662,475	-
Comprehensive income	$3,421,254	$2,574,418

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2008	2007
Net product sales, including $3,766,078 and $3,711,504 sold to related parties for the nine months ended September 30, 2008 and 2007	$124,912,138	$95,898,461
Cost of product sold, including $6,387,212 and $3,743,223 purchased from related parties for the nine months ended September 30, 2008 and 2007	88,358,541	63,249,998
Gross profit	36,553,597	32,648,463
Add: Gain on other sales	595,226	362,458
Less: Operating expenses-
Selling expenses	7,721,240	6,500,969
General and administrative expenses	7,828,458	5,272,795
R&D expenses	1,404,525	909,515
Depreciation and amortization	4,234,633	2,564,234
Total Operating expenses	21,188,856	15,247,513
Income from operations	15,959,967	17,763,408
Add: Other income	322,626	38,462
Financial income (expenses)	(884,708)	(626,892)
Gain (loss) on change in fair value of derivative	1,672,570	-
Income before income taxes	17,070,455	17,174,978
Less: Income tax expenses	718,417	2,741,024
Income before minority interests	16,352,038	14,433,954
Less: Minority interests	4,418,730	7,761,281
Net income	$11,933,308	$6,672,673
Net income per common share-
Basic	$0.47	$0.28
Diluted	$0.45	$0.28

Weighted average number of common shares outstanding -
Basic	25,272,884	23,952,573
Diluted	28,734,809	23,958,547

China Automotive Systems, Inc.
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Nine Months Ended September 30,
	2008	2007
Net income	$11,933,308	$6,672,673
Other comprehensive income:
Foreign currency translation gain	5,397,297	1,265,553
Comprehensive income	$17,330,605	$7,938,226

China Automotive Systems, Inc.
Condensed Consolidated Balance Sheets

ASSETS	September 30, 2008	December 31, 2007
Current assets:	(Unaudited)
Cash and cash equivalents	$27,188,579	$19,487,159
Pledged cash deposits	9,171,215	4,645,644
Accounts and notes receivable, net, including $1,105,037 and $1,869,480 from related parties at September 30, 2008 and December 31, 2007, net of an allowance for doubtful accounts of $3,666,432 and $3,827,838 at September 30, 2008 and December 31, 2007	100,910,001	82,022,643
Advance payments and other, including $65,746 and $55,323 to related parties at September 30, 2008 and December 31, 2007	1,731,345	922,578
Inventories	29,933,712	20,193,286
Total current assets	$168,934,852	$127,271,310
Long-term Assets:
Property, plant and equipment	$49,987,163	$46,585,041
Intangible assets	563,558	589,713
Other receivables, net, including $707,979 and $638,826 from related parties at September 30, 2008 and December 31, 2007, net of an allowance for doubtful accounts of $970,385 and $652,484 at September 30, 2008 and December 31, 2007	1,075,389	888,697
Advance payments for property, plant and equipment, including $3,818,485 and $1,560,378 to related parties at September 30, 2008 and December 31, 2007.	8,587,824	6,260,443
Long-term investments	79,179	73,973
Deferred income tax assets	1,995,692	1,315,510
Total assets	$231,223,657	$182,984,687
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loans	$5,865,103	$13,972,603
Accounts and notes payable, including $851,631 and $1,134,817 to related parties at September 30, 2008 and December 31, 2007	59,732,630	47,530,383
Customer deposits	166,576	135,627
Accrued payroll and related costs	2,879,525	2,664,464
Accrued expenses and other payables	13,079,635	14,938,055
Accrued pension costs	3,757,655	3,622,729
Taxes payable	8,173,052	9,080,493
Amounts due to shareholders/directors	257,024	304,601
Total current liabilities	$93,911,200	$92,248,955
Long-term liabilities:
Advances payable	234,542	334,600
Derivative liabilities	821,583	—
Convertible notes payable	32,800,183	—
Total liabilities	$127,767,508	$92,583,555
Minority interests	$22,618,205	$23,166,270
Related Party Translations
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value - Authorized - 20,000,000 shares, Issued and outstanding - None	$—	$—
Common stock, $0.0001 par value - Authorized - 80,000,000 shares
Shares Issued and Outstanding - 26,983,244 shares and 23,959,702 shares at September 30, 2008 and December 31, 2007, respectively	2,698	2,396
Additional paid-in capital	26,398,126	30,125,951
Retained earnings-
Appropriated	7,525,777	7,525,777
Unappropriated	35,524,583	23,591,275
Accumulated other comprehensive income	11,386,760	5,989,463
Total stockholders' equity	$80,837,944	$67,234,862
Total liabilities and stockholders' equity	$231,223,657	$182,984,687

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling Global
Tel: +1-646-284-9409
Email: ktheiss@hfgcg.com

Stacey Dimakakos
Financial Media Relations
Grayling Global
Tel: +1-646-284-9417
Email: sdimakakos@hfgcg.com